                                                                     EXHIBIT 2.2

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
------------------------------------X
IN RE                               :
                                    :
WHX CORPORATION                     :           CHAPTER 11 CASE NO.
                                    :           05-11444 (ALG)
                                    :
            DEBTOR.                 :
------------------------------------X

                     ORDER CONFIRMING FIRST AMENDED PLAN OF
                        REORGANIZATION OF WHX CORPORATION
                     ---------------------------------------

            WHX Corporation,  the debtor and debtor in possession (the "DEBTOR")
in the above  captioned  chapter 11 case (the  "CHAPTER 11 CASE")  pending under chapter 11 of title 11 of the United States Code (11 U.S.C.  ss.ss. 101 ET SEQ.,
the "BANKRUPTCY  CODE"),  having proposed and filed the First Amended Chapter 11
Plan of Reorganization  of WHX Corporation,  dated June 8, 2005 (as modified and as may be further  amended,  supplemented,  or modified in accordance  with this
Order,  the  "PLAN");(1)  and the Court  having  conducted a hearing to consider confirmation of the Plan on July 20, 2005 (the "HEARING");  and the Court having considered (a) the Plan and the Plan Documents,  including,  without limitation, the New  Charter,  the New Bylaws,  the  Warrant,  and certain  revisions to the
Debtor's Projections, (b) the testimony,  affidavits, and exhibits admitted into evidence at the Hearing,  (c) the arguments of counsel presented at the Hearing,
(d) the formal  and  informal  objections  to  confirmation  of the Plan and the responses filed thereto, and (e) the pleadings filed in support of confirmation, including, without limitation, the memorandum of the Debtor; and the Court being

----------------------
(1)   All  capitalized  terms  used  but  not  defined  herein  shall  have  the respective meanings ascribed to such terms in the Plan.

familiar with the Plan and other relevant factors affecting the Chapter 11 Case;
and the Court having taken  judicial  notice of the entire record of the Chapter
11 Case,  including,  without limitation,  (a) all pleadings and papers filed in the Chapter 11 Case by the Debtor,  the  Creditors  Committee  and the Preferred
Committee  (together with the Creditors  Committee,  the "COMMITTEES"),  (b) the order  entered by the Court on March 31, 2005  establishing  May 16, 2005 as the last day for filing  proofs of Claim  against the Debtor (the "BAR DATE ORDER"),
(c) the order (the "APPROVAL AND PROCEDURES ORDER") entered by the Court on June
8, 2005 (i) approving the Debtor's  Second  Amended  Disclosure  Statement  with
Respect to the Plan (the "DISCLOSURE STATEMENT"),  (ii) approving procedures for solicitation  and  tabulation of votes to accept or reject  proposed  chapter 11 plan of reorganization,  and (iii) scheduling the Hearing;  and the Court having found that due and proper  notice has been given with respect to the Hearing and the deadlines and  procedures  for objections to the Plan; and the appearance of all interested parties having been duly noted in the record of the Hearing;  and upon the  record  of the  Hearing,  and  after  due  deliberation  thereon,  and sufficient cause appearing therefor;

            IT IS HEREBY FOUND AND CONCLUDED,(2) that

                             JURISDICTION AND VENUE
                             ----------------------

            A. The Court has  jurisdiction to conduct the Hearing and to confirm the Plan pursuant to 28 U.S.C. ss. 1334.

            B.  Confirmation  of the Plan is a core  proceeding  pursuant  to 28
U.S.C.  ss. 157(b),  and this Court has jurisdiction to enter a final order with respect thereto.

-----------------------------------
(2)   The Findings of Fact and  Conclusions of Law contained  herein  constitute the findings of fact and conclusions of law required to be entered by this
      Court pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable  herein  by  Rules  7052  and  9014  of the  Federal  Rules  of
      Bankruptcy  Procedure (the "BANKRUPTCY  RULES"). To the extent any finding of fact  constitutes  a conclusion  of law, it is adopted as such.  To the extent any conclusion of law  constitutes a finding of fact, it is adopted as such.

                                      -2-

            C. The Debtor is a proper Debtor under section 109 of the Bankruptcy
Code  and is a  proper  proponent  of the  Plan  under  section  1121(a)  of the
Bankruptcy Code.

            D. Each of the  conditions  precedent to the entry of this Order has been satisfied or properly waived in accordance with sections 3.1 and 3.3 of the
Plan.

                                 JUDICIAL NOTICE
                                 ---------------

            E. This Court takes judicial  notice of the docket of the Chapter 11
Case  maintained  by the Clerk of the Court  and/or  its  duly-appointed  agent, including,  without  limitation,  all pleadings and other documents  filed,  all orders  entered,  and evidence and arguments  made,  proffered or adduced at the hearings held before the Court during the pendency of the Chapter 11 Case.

                                  MODIFICATIONS
                                  -------------

            F. The Debtor filed certain  modifications to the Plan (the "INITIAL
MODIFICATIONS")  ten days prior to the deadline by which the ballots  indicating acceptance or rejection of the Plan must be received (the "VOTING DEADLINE") and in  conjunction  with the other Plan  Documents.  The Debtor also filed  certain
revisions  to  the  Projections   accompanying  the  Disclosure  Statement  (the
"REVISIONS").

            G. The Debtor has agreed to further  modify  Section 4.4 of the Plan to eliminate references to Indemnitees as parties against whom actions are being enjoined in  accordance  with the Court's  ruling on the  Preferred  Committee's limited objection,  dated July 13, 2005 (the "LIMITED  OBJECTION").  A blackline version of the Plan  evidencing both the Initial  Modifications  and the further modification  to Section 4.4  (collectively,  the  "MODIFICATIONS")  is attached hereto as Exhibit A. The  Modifications do not materially or adversely affect or change the  treatment  of any Claim  against or Equity  Interest  in the Debtor.

                                      -3-

Pursuant to section  1127(b) of the Bankruptcy  Code and  Bankruptcy  Rule 3019,
neither the Revisions nor the Modifications  require additional disclosure under section 1125 of the  Bankruptcy  Code,  the  resolicitation  of  acceptances  or rejections  of the Plan  under  section  1126 of the  Bankruptcy  Code,  or that holders of Claims  against or Equity  Interests  in the  Debtor be  afforded  an opportunity to change  previously cast  acceptances or rejections of the Plan as filed with the Bankruptcy  Court. The disclosure of the Revisions along with the
Debtor's Plan Documents and the disclosure of the Modifications on the record at the Hearing constitute due and sufficient notice thereof under the circumstances of the Chapter 11 Case.  Accordingly,  the Plan (as modified) is properly before the Court and all votes cast with respect to the Plan prior to the Modifications shall be  binding  and shall be deemed  to be cast with  respect  to the Plan as modified.

                        STANDARDS FOR CONFIRMATION UNDER
                       SECTION 1129 OF THE BANKRUPTCY CODE
                       -----------------------------------

            H.  SECTION  1129(a)(1).  The  Plan  complies  with  all  applicable provisions of the  Bankruptcy  Code. In  particular,  the Plan complies with the requirements of sections 1122 and 1123 as follows:

     o      In accordance with section 1122(a) of the Bankruptcy  Code,  Article
            II of the Plan  classifies each Claim against and Equity Interest in the Debtor into a class containing only substantially similar Claims or Equity Interests;

     o      In  accordance  with  section  1123(a)(1)  of the  Bankruptcy  Code,
            Article  II of the Plan  properly  classifies  all Claims and Equity
            Interests that require classification;

     o      In  accordance  with  section  1123(a)(2)  of the  Bankruptcy  Code,
            Article II of the Plan properly  identifies and describes each class of Claims that is unimpaired by the Plan;

     o      In  accordance  with  section  1123(a)(3)  of the  Bankruptcy  Code,
            Article  II of  the  Plan  properly  identifies  and  describes  the treatment of each impaired class of Claims or Equity Interests;

     o      In accordance  with section  1123(a)(4) of the Bankruptcy  Code, the
            Plan provides the same  treatment for each Claim or Equity  Interest in a  particular  class  unless the holder of such a Claim or Equity
            Interest agrees to less favorable treatment;

     o      In accordance  with section  1123(a)(5) of the Bankruptcy  Code, the
            Plan  provides  adequate  means for its  implementation,  including,
            without   limitation,   the  provisions   regarding  Effective  Date

                                      -4-

            transfers and post-Effective Date corporate management,  governance, and actions in Article IV;

     o      In accordance  with section  1123(a)(6) of the Bankruptcy  Code, the
            New WHX Charter  contains  provisions  prohibiting  the  issuance of non-voting equity securities;

     o      In accordance  with section  1123(a)(7) of the Bankruptcy  Code, the provisions of the Plan and the New WHX Charter  regarding the manner of  selection of officers  and  directors of New WHX are  consistent with the interests of creditors and equity security holders and with public policy.

            I. SECTION  1129(a)(2).  The Debtor has complied with all applicable provisions of the  Bankruptcy  Code. In  particular,  the Plan complies with the requirements of sections 1125 and 1126 as follows:

     o      On or before  June 15,  2005,  the  Debtor,  through  its notice and solicitation agent, Innisfree M&A, Incorporated ("INNISFREE") caused copies of (a) the notice of the Hearing (the  "CONFIRMATION  HEARING
            NOTICE");  (b) the Disclosure  Statement (together with the exhibits thereto,  including  the Plan,  that had been  filed  with the Court before  the  date of the  mailing);  (c) the  Creditors  Committee's letter  recommending  acceptance  of the  Plan;  (d)  the  Preferred
            Committee's letter recommending  rejection of the Plan; and (e) with respect  to  holders of Claims and  Preferred  Equity  Interests  in classes  that were  entitled  to vote to  accept or reject  the Plan
            (I.E.,  Allowed  Claims in  Classes 3 and 4, and  Allowed  Preferred
            Equity  Interests in Classes 5 and 6) an appropriate  form of ballot and  return  envelope  (collectively,  the  materials  described  in clauses (a) - (e), the "SOLICITATION PACKAGES") to be transmitted to
            (i) all persons or entities that had filed proofs of claim or equity interest  on or before  the  Record  Date (or their  transferees  in accordance  with  the  procedures  set  forth  in the  Approval  and
            Procedures  Order);  (ii) all  persons  or  entities  listed  in the
            Debtor's Schedules as holding liquidated, noncontingent,  undisputed claims as of the Record  Date (or their  transferees  in  accordance with the procedures set forth in the Approval and Procedures Order);
            (iii) all other known holders of claims against or equity  interests in the Debtor,  if any, as of the Record  Date;  (iv) all parties in interest  that had filed  requests  for  notice in  accordance  with
            Bankruptcy  Rule 2002 in the Chapter 11 Case on or before the Record
            Date; (v) the Indenture  Trustee;  (vi) the U.S. Trustee;  and (vii)
            the  persons  described  in the  Approval  and  Procedures  Order in connection with the special  solicitation  procedures for holders of
            Senior Notes and Preferred Equity Interests;

     o      On or before June 16, 2005, the Debtor,  through  Innisfree,  caused copies of the  Confirmation  Hearing Notice to be transmitted to all holders of Common Equity Interests as of the Record Date;

     o      On or  before  June  20,  2005,  the  Debtor  caused  a copy  of the
            Confirmation  Hearing Notice to be published in the national edition of THE NEW YORK TIMES;

     o      The  Confirmation  Hearing Notice  provided due and proper notice of the Hearing and all relevant dates, deadlines, procedures, and other information  relating to the Plan and/or the  solicitation  of votes

                                      -5-

            thereon,  including,  without limitation,  the Voting Deadline,  the deadline to object to  confirmation  of the Plan, the time, date and place of the Hearing,  and the exculpation and release provisions in the Plan;

     o      All Persons entitled to receive notice of the Disclosure  Statement, the Plan and the Hearing have received proper,  timely, and adequate notice in accordance with the Approval and Procedures  Order and the applicable  provisions  of the  Bankruptcy  Code and the  Bankruptcy
            Rules,  and have had an  opportunity  to  appear  and be heard  with respect thereto;

     o      The Debtor and the Committees  have solicited  votes with respect to the  Plan  in  good  faith  and  in a  manner  consistent  with  the
            Bankruptcy   Code,  the  Bankruptcy   Rules  and  the  Approval  and
            Procedures Order, including without limitation, the inclusion of the
            Creditors Committee's letter recommending acceptance of the Plan and the Preferred Committee's letter recommending  rejection of the Plan in the  Solicitation  Packages.  Accordingly,  the  Debtor  and  the
            Committees  are  entitled  to the  protections  afforded  by section
            1125(e) of the Bankruptcy  Code and the  exculpation  provisions set forth in section 4.5 of the Plan;

     o      The  Plan  was  voted  on by all  classes  of  impaired  Claims  and
            Preferred  Equity  Interests  that were entitled to vote pursuant to the  Bankruptcy  Code, the  Bankruptcy  Rules,  and the Approval and
            Procedures Order;

     o      Innisfree  has made a final  determination  of the  validity of, and tabulation  with respect to, all  acceptances  and rejections of the
            Plan by holders of Claims and Preferred Equity Interests entitled to vote on the Plan,  including  the amount and number of accepting and rejecting  Claims in Classes 3 and 4 and the amount of accepting and rejecting Preferred Equity Interests in Classes 5 and 6;

     o      Class 3 has accepted the Plan by at least two-thirds in amount and a majority in number of the Claims in such class actually voting;

     o      Although  Class 4 ballots were  received by the  Debtors,  none were submitted  by holders of allowed  claims as required by the Approval and Procedures  Order and, as no valid votes to accept or reject the
            Plan were received, Class 4 is deemed to have accepted the Plan;(3)

     o      Each of Classes 5 and 6 have rejected the Plan; and

     o      The  determination  of  Innisfree  with respect to the voting on the
            Plan validly and correctly  sets forth the  tabulation of votes,  as required by the Bankruptcy Code,  Bankruptcy Rules, and the Approval
            and Procedures Order.

            J. SECTION 1129(a)(3).  The Plan has been proposed in good faith and not by any means  forbidden by law. In so finding,  the Court has considered the totality of the circumstances in this Chapter 11 Case. The Plan is the result of extensive  arm's length  negotiations  and reflects  substantial  input from the

                                      -6-

principal  constituencies having an interest in the Debtor's Chapter 11 Case and achieves the goal of consensual  reorganization embodied by the Bankruptcy Code.
Further,  as  described in greater  detail  below,  the Plan's  indemnification, exculpation,  release,  and injunction  provisions  have been negotiated in good faith,  are  consistent  with sections 105,  1123(b)(6),  1129,  and 1142 of the
Bankruptcy   Code,   and  are  each   necessary  to  the   Debtor's   successful
reorganization.

            K.  SECTION  1129(a)(4).   No  payment  for  services  or  costs  in
connection  with the  Chapter  11 Case or the Plan has been  made by the  Debtor other than  payments that have been  authorized by order of the Court.  Further, pursuant to sections 2.2 and 6.1 of the Plan,  all such payments to be made will be subject to review and approval by this Court.

            L. SECTION  1129(a)(5).  The Debtor has  disclosed  the identity and nature of compensation of all insiders to be employed or retained by New WHX, as well as the identities of each Person that is proposed to serve as an officer or director  of New WHX.  Such  disclosure  by the Debtor is due and proper and the appointment or  continuation  in office of the identified  Persons is consistent with the  interests  of  creditors,  equity  security  holders,  and with public policy.

            M. SECTION 1129(a)(6).  The Plan does not provide for any changes in rates that require regulatory approval of any governmental agency.

            N. SECTION 1129(a)(7).  Each holder of an impaired Claim or impaired
Preferred  Equity  Interest  that has not accepted the Plan will,  on account of such Claim or Preferred  Equity  Interest,  receive or retain property under the
Plan having a value,  as of the Effective Date, that is not less than the amount

-----------------------
(continued...)

(3)   The  Court  also  notes  that  its  finding  is  unlikely  to  create  any significant  prejudice  to any holder of a  subsequently  Allowed  Class 4

                                      -7-

that such holder  would  receive or retain if the Debtor were  liquidated  under chapter 7 of the Bankruptcy Code. The holders of Preferred Equity Interests, who shall  receive only partial  payment  with  respect to their  Allowed  Preferred
Equity Interests under the Plan, would receive no distribution if the Debtor was liquidated  under chapter 7 of the Bankruptcy Code. The holders of Common Equity
Interests,  who shall receive no consideration  under the Plan and are therefore deemed to have rejected the Plan,  would receive no  distribution  if the Debtor was liquidated  under chapter 7 of the Bankruptcy  Code.

            O.  SECTION  1129(a)(8).  The  Plan  has not  been  accepted  by all impaired  classes of Claims and Equity  Interests.  Nevertheless,  as more fully explained below, the Plan is confirmable because it satisfies  1129(b)(1) of the
Bankruptcy Code with respect to such non-accepting  classes of Claims and Equity
Interests.

            P.   SECTION   1129(a)(9).   The   Plan   provides   treatment   for
Administrative   Claims  and  priority   Claims  that  is  consistent  with  the
requirements of section 1129(a)(9) of the Bankruptcy Code.

            Q. SECTION  1129(a)(10).  The Plan has been accepted by at least one class of impaired Claims that was entitled to vote on the Plan without including any acceptance of the Plan by any insider.

            R. SECTION 1129(a)(11). Confirmation of the Plan is not likely to be followed by the liquidation or the need for the further financial reorganization of New WHX.

            S.  SECTION  1129(a)(12).  The Plan  provides for the payment of all fees payable under  section 1930,  title 28, United States Code by the Debtor on the Effective Date (or as soon as practicable  thereafter).  After the Effective

---------------------
(continued...)

      Claim as the treatment  afforded  Class 4 Claims under the Plan is payment in full, in cash, the full amount of such Allowed Claim.

                                      -8-

Date and until this Chapter 11 Case is closed, converted, or dismissed, the Plan provides for the payment by the Disbursing Agent of all such fees as they become due.

            T. SECTION  1129(a)(13).  The Plan provides that, upon the Effective
Date,  New WHX will assume and  continue the Pension  Plan,  satisfy the minimum funding  standards and administer the Pension Plan in accordance  with its terms and the  provisions of ERISA and the Internal  Revenue Code, and that nothing in the Plan will be construed as  discharging,  releasing or relieving New WHX from any liability imposed under any law or regulatory  provision with respect to the
Pension Plan.

            U. SECTION 1129(b)(2).  The Plan does not discriminate  unfairly and is fair and equitable to each class of Claims or Equity  Interests  that has not accepted the Plan.  Holders of Allowed  Senior  Notes  Claims and Allowed  Other
Unsecured  Claims  (I.E.,  those in Classes 3 and 4) under the Plan will receive consideration  that is  significantly  different  in nature and quality than the cash  they are owed that  will not be worth  more than the full  amount of their
Claims.  Holders of Preferred Equity Interests (I.E.,  those in Classes 5 and 6)
will  receive  partial  payment  under the Plan with  respect  to their  Allowed
Preferred Equity  Interests.  Holders of Common Equity Interests will receive no property under the Plan. Nevertheless, the Plan is fair and equitable because it does not provide a recovery to any holder of a Claim or Equity  Interest that is junior to the classes of Equity Interests that are not being paid in full (I.E.,
Preferred  Equity  Interests in Classes 5 and 6).  Similarly,  the Plan does not
"discriminate  unfairly" because each dissenting class is treated  substantially equally to similarly situated classes.

            V. SECTION 1129(c). The Plan is the only plan that has been filed in the  Chapter  11 Case  that  has been  found  to  satisfy  the  requirements  of

                                      -9-

subsections (a) and (b) of section 1129 of the Bankruptcy Code. Accordingly, the requirements of section 1129(c) of the Bankruptcy Code have been satisfied.

            W. SECTION 1129(d). No party in interest,  including but not limited to any governmental  unit, has requested that the Court deny confirmation of the
Plan on grounds that the principal purpose of the Plan is the avoidance of taxes or the avoidance of the  application of section 5 of the Securities Act of 1933, and the principal  purpose of the Plan is not such avoidance.  Accordingly,  the
Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code.

                               EXECUTORY CONTRACTS
                               -------------------

            X. Pursuant to sections 365 and 1123(b)(2) of the  Bankruptcy  Code, upon the occurrence of the Effective  Date, the Plan provides for the assumption of and assignment to New WHX of each and every executory  contract and unexpired lease of the  Debtor.  The  Debtor's  decisions  regarding  the  assumption  and rejection  of  executory  contracts  and  unexpired  leases are based on and are within  the  sound  business  judgment  of  the  Debtor,  are  necessary  to the implementation  of the Plan,  and are in the best  interests of the Debtor,  its
Estate, stakeholders, and other parties in interest in this Chapter 11 Case.

            Y. Section 365(b) of the Bankruptcy Code is satisfied  because there are no outstanding  cure obligations  associated with any executory  contract or unexpired lease that is to be assumed under the Plan.

            ACCORDINGLY,  IT IS HEREBY  ORDERED,  ADJUDGED AND DECREED,  that

A.          GENERAL

            1. The Plan is hereby  confirmed  and the  record of the  Hearing is hereby closed.

                                      -10-

            2. The Plan  Documents,  including  the  specimen of (a) the New WHX
Common Stock and (b) the Warrant are hereby approved as to form.

            3. The  Effective  Date of the Plan shall occur on the date when the conditions set forth in section 3.2 of the Plan shall have been satisfied or, if applicable, shall have been waived in accordance with section 3.3 of the Plan.

            4. The  Confirmation  Date shall be the record date for  purposes of determining the holders of Allowed Claims and Allowed Preferred Equity Interests
that are entitled to  distributions  that are required to be made under the Plan on the Effective Date.

            5. In  accordance  with the  Court's  ruling on the  merits  and the
Debtor's  Modification  to Section  4.4 of the Plan,  the Limited  Objection  is
overruled.  Any other  objections to  confirmation of the Plan that (a) have not been  withdrawn,  waived,  or  settled  prior to the entry of this  Confirmation
Order, and any reservations of rights contained  therein or (b) are not cured by the relief granted herein,  are hereby  overruled in their entirety and on their merits. All withdrawn objections are hereby deemed withdrawn with prejudice.

            6. In accordance  with section  1141(a) of the  Bankruptcy  Code and upon the  occurrence of the Effective  Date,  the Plan shall be binding upon and inure  to the  benefit  of (a) the  Debtor  and its  respective  successors  and assigns,  (b) the holders of Claims and Equity  Interests  and their  respective successors and assigns (whether or not they voted to accept the Plan, whether or not they are  impaired  under the Plan,  and  whether or not any such holder has filed, or is deemed to have filed a proof of Claim or proof of Equity Interest),
(c) any other Person giving,  acquiring,  or receiving  property under the Plan,
(d) any party to an executory  contract or unexpired lease of the Debtor and (e)
each  of  the  foregoing's  respective  heirs,  successors,  assigns,  trustees,
executors,    administrators,    affiliates,    officers,   directors,   agents,

                                      -11-

representatives,   attorneys,   beneficiaries,   or   guardians,   if  any.  All
settlements, compromises, releases, discharges, exculpations and injunctions set forth in the Plan shall be, and hereby are, effective and binding on all Persons who may  have  had  standing  to  assert  such  settled,  released,  discharged, exculpated,  or enjoined Causes of Action and no other Entity shall possess such standing to assert such Causes of Action after the Effective Date.

            7. On the Effective Date, except as otherwise  provided in the Plan, title to all property of the Estate shall be vested in New WHX free and clear of all liens, Claims, and encumbrances in accordance with the terms of the Plan and section 1141 of the Bankruptcy  Code and  notwithstanding  any  prohibitions  of such, which are hereby null and void.

            8. On the  Effective  Date,  WHX shall cease to exist as the Debtor, the Equity Interests in the Debtor shall be cancelled, the board of directors of the Debtor shall be dissolved,  and, in accordance  with the New WHX Charter and the New WHX  Bylaws,  management  and control of New WHX shall be changed to and shall reside in the members of its board of directors and the holders of New WHX
Common Stock.(4)

B.          DISCHARGE AND RELEASES.

            9.  From and after the  Effective  Date,  neither  the  Debtor,  its
Affiliates,  the Committees,  nor any of their respective  directors,  officers, employees, members, attorneys, consultants, advisors, and agents (acting in such capacity),  shall have or incur any liability to any Entity for any act taken or omitted to be taken in connection with the Debtor's restructuring, including the
formulation,  preparation,   dissemination,   implementation,   confirmation  or
approval of the Plan,  the Plan  Documents,  the  Disclosure  Statement,  or any
contract,  instrument,  release or other agreement or document  provided for, or

                                      -12-

contemplated in connection  with, the consummation of the transactions set forth in the Plan; PROVIDED,  HOWEVER,  that the foregoing provisions shall not affect the  liability  of any Person that  otherwise  would result from any such act or omission to the extent that act or  omission is  determined  in a Final Order to have constituted  gross negligence or willful  misconduct.  Any of the foregoing parties in all  respects  shall be  entitled  to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

            10. On the Effective  Date,  in  accordance  with section 4.3 of the
Plan,  and except as otherwise  provided in the Plan or in this Order,  entry of this Order acts as a discharge  of and  injunction  against all Causes of Action against the Debtor or its Estate  that arose  before the  Effective  Date to the extent permitted by section 1141 of the Bankruptcy Code.

            11. As of the Effective  Date,  except as otherwise  provided in the
Plan or in this Order,  all  Entities  who have been,  are, or may be holders of
Claims  against or Equity  Interests in the Debtor shall be enjoined from taking any  actions  described  in section  4.4 of the Plan  against or  affecting  the
Debtor,  its Estate,  or its Assets,  other than actions  brought to enforce any rights or obligations under the Plan and appeals, if any, from this Order.

            12. As of the  Effective  Date,  the Debtor  shall be deemed to have waived and  released  its present  and former  directors,  officers,  employees, members, attorneys, consultants,  advisors, and agents (acting in such capacity)
who  were  directors,  officers,  employees,  members,  attorneys,  consultants, advisors  or agents,  respectively,  at any time during the Chapter 11 Case from

--------------------
(4)   For the avoidance of doubt,  the  transactions  occurring on the Effective
      Date shall constitute a "Change in Control" under the amended and restated

                                      -13-

any and all Causes of Action of the Debtor, including without limitation, Causes of Action which the Debtor as Debtor in possession  otherwise has legal power to assert, compromise, or settle in connection with the Chapter 11 Case, arising on or  prior  to the  Effective  Date;  PROVIDED,  HOWEVER,  that  (i)  contractual obligations owed by such Person to the Debtor and (ii) Causes of Action relating to such  Person's  actions  or  omissions  determined  in a Final  Order to have constituted  gross  negligence  or  willful  misconduct  shall not be waived and released.  Notwithstanding  anything in the Plan,  the  Debtor's  reorganization proceedings  and the Plan shall not  discharge,  release,  or relieve any Person from any  fiduciary  liability  under ERISA with respect to the WHX Pension Plan and neither  the PBGC nor the  administrator  of the WHX  Pension  Plan shall be enjoined or otherwise  precluded  from  enforcing such liability with respect to the WHX Pension Plan.

            13. As of the Effective Date, each holder of a Senior Notes Claim to the fullest extent permissible under applicable law, as such law may be extended or  interpreted  subsequent  to the Effective  Date,  shall be deemed to forever release, waive, and discharge all Causes of Action that are based in whole or in part on any act, omission,  transaction,  or other occurrence taken or failed to be taken in any way relating to the Indenture Trustees or its agents, attorneys, and  advisors  that such Entity  has,  had or may have,  against  the  Indenture
Trustee  or its  agents,  attorneys,  and  advisors.  This  release,  waiver and discharge  will be in addition to the  discharge  of Claims and  termination  of
Equity  Interests  provided in this Order, in the Plan, and under the Bankruptcy
Code.

--------------------------------
(continued...)

      employment agreements between the Debtor and Messrs.  Arnold, Hynes, Tabin and Trangucci.

                                      -14-

C.          PLAN IMPLEMENTATION.

            14. The Debtor and New WHX,  as the case may be, and any  authorized officer  thereof,  are authorized to undertake or cause to be undertaken any and all acts and actions  contemplated  by the Plan or required  to  consummate  and implement  the  provisions  of the Plan,  prior to, on, and after the  Effective
Date, including without limitation,  entering, executing,  delivering, filing or recording any agreements,  instruments,  or documents necessary to implement the
Plan  (including,  without  limitation,  filing amended or new  certificates  of incorporation,  by-laws  or  other  corporate  documents  with  the  appropriate governmental authorities) and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court. All such actions  shall be deemed to have  occurred  and shall be in effect  without  any requirement of further action by the  stockholders or directors of the Debtor or
New WHX.

            15. On the Effective Date, except as otherwise  provided in the Plan or this Order, all indentures,  notes, warrants, options, share certificates, or other  documents  (other than any  insurance  policy of the Debtor)  evidencing, giving  rise to,  or  governing  any Claim or  Equity  Interest  shall be deemed canceled  and  annulled  without  further  act or action  under  any  applicable agreement,  law,  regulation,  order, or rule, and the obligations of the Debtor under such indentures,  notes, warrants,  options, share certificates,  or other documents  shall  be  discharged;  PROVIDED,  HOWEVER,  that  the  Senior  Notes
Indenture shall continue in effect solely for the purposes  described in section
4.13 of the Plan.

            16.  Each  federal,  state,  commonwealth,  local,  foreign or other governmental  agency is hereby  directed  and  authorized  to accept any and all documents, and instruments necessary or appropriate to effectuate, implement, or consummate the transactions contemplated by the Plan and this Order.

                                      -15-

D.          PLAN DISTRIBUTIONS.

            17. On and after the  Effective  Date,  distributions  on account of
Allowed  Claims and Allowed  Preferred  Equity  Interests and the resolution and treatment of Contested Claims shall be effectuated  pursuant to Article V of the
Plan.

            18. In accordance with section 2.2 of the Plan, all applications for payment of fees and reimbursement of expenses by professionals  retained in this
Chapter 11 Case as well as parties seeking compensation  pursuant to section 503 of the Bankruptcy Code must be filed with the Court by the date that is no later than  forty-five  (45) days after the Effective  Date (or, if such date is not a
Business  Day,  by the  next  Business  Day  thereafter,  the  "FEE  APPLICATION
Deadline"). Notwithstanding the Administrative Order Pursuant to Sections 105(a)
and 331 of the  Bankruptcy  Code  Establishing  Procedures  for Interim  Monthly
Compensation  for  Professionals  [Docket No. 49],  professionals  need not file interim  applications  seeking  approval of compensation  and expenses,  but may solely file final  applications  seeking  approval of compensation and expenses.
Any Entity  that fails to file such an  application  or request on or before the
Fee   Application   Deadline   shall  be  forever  barred  from  asserting  such
Administrative  Claim against the Debtor,  New WHX, or their  property,  and the holder  thereof  shall be enjoined from  commencing  or  continuing  any action, employment of process or act to collect,  offset or recover such  Administrative
Claim.  Applications for approval of professionals'  fees not previously awarded
during  the   pendency   of  the  Chapter  11  Case  may  be  included  in  such
professionals'  final  applications  as  set  forth  herein  and  in  the  Plan.
Objections,  if any, to Fee Claims  shall be filed and served not later than ten
(10)  business  days  prior to the  date set by the  Court  for the  hearing  to consider such requests.

                                      -16-

E.          EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

            19. As of the  Confirmation  Date,  but subject to the occurrence of the Effective Date, each and every executory contract and unexpired lease of the
Debtor  shall be assumed,  pursuant to sections  365 and 1123 of the  Bankruptcy
Code.

            20. In the event the Effective Date of the Plan does not occur,  the
Court enters an Order revoking  confirmation  of the Plan, or the Plan otherwise is  not  consummated,  the  Debtor  may  modify  or  amend  (including,  without limitation,  making  additions  and/or  deletions)  its Schedule of No Executory
Contracts or Unexpired  Leases to be Rejected [Docket No. 145] and all rights of the Debtor to assume or reject its  unexpired  leases  and  executory  contracts shall be reinstated to the date immediately prior to the date of this Order.

F.          TAXES AND TRANSFERS.

            21.  The sale,  distribution,  exchange,  or other  transfer  of any security under the Plan or this Order,  including,  without limitation,  the New
WHX Common Stock and the Warrants, has been duly authorized,  and when issued as provided in the Plan, will be validly issued, fully paid, and nonassessable. The
New WHX Common  Stock is in  exchange  for Claims  against or  Preferred  Equity
Interests  in the Debtor and the  Warrants  (including  the New WHX Common Stock issuable on exercise of the  Warrants)  are in  exchange  for  Preferred  Equity
Interests  in the  Debtor  within  the  meaning  of  section  1145(a)(1)  of the
Bankruptcy  Code.  In  addition,  to the extent  provided by section 1145 of the
Bankruptcy  Code,  (a) the offering of the New WHX Common Stock and the Warrants are exempt,  and the issuance and  distribution  of the New WHX Common Stock and the Warrants under the Plan shall be exempt from (i) section 5 of the Securities
Act of 1933, as amended (the  "SECURITIES  ACT") and (ii) any state or local law requiring registration prior to the offering, issuance, distribution, or sale of securities and (b) the New WHX Common Stock and the Warrants  (including the New

                                      -17-

WHX Common Stock issuable on exercise of the Warrants) will be freely  tradeable by the recipients  thereof,  subject to (i) the provisions of section 1145(b)(1)
of the  Bankruptcy  Code relating to the definition of an underwriter in section
2(11) of the Securities  Act, and compliance  with any rules and  regulations of the  SEC,  if  any,  applicable  at the  time  of any  future  transfer  of such securities or instruments,  and (ii) the restrictions on  transferability of the
New WHX Common Stock and the Warrants contained in the New Charter. Pursuant to, and to the fullest extent permitted by, section 1145 of the Bankruptcy Code, the resale of New WHX Common  Stock and the Warrants  (including  the New WHX Common
Stock  issuable on exercise of the  Warrants)  shall be exempt from section 5 of the  Securities Act and any state or local law requiring  registration  prior to the offering,  issuance,  distribution,  or sale of the New WHX Common Stock and the Warrants  (including  the New WHX Common  Stock  issuable on exercise of the
Warrants).

            22.  Pursuant to section  1146(c) of the  Bankruptcy  Code:  (a) the issuance,  transfer,  or exchange of any  securities,  instruments  or documents under the Plan or (b) the making or assignment of any lease or sublease,  or the making  or  delivery  of any deed or other  instrument  of  transfer  under,  in furtherance of, or in connection  with, the Plan or this Order,  shall be exempt from any and all stamp, real estate, transfer,  mortgage recording,  sales, use, or other similar taxes, charges or expenses.

            23. All filing and recording  officers are hereby directed to accept for filing or  recording  any and all  instruments  of  transfer to be filed and recorded in accordance with the Plan, as applicable,  and the exhibits  thereto, without payment of any taxes described in the preceding  paragraph 22. Notice of entry of this Order in the form  approved by the Court shall (a) have the effect of an order of the Court, (b) constitute  sufficient notice of the entry of this

                                      -18-

Order to such filing and recording officers,  and (c) be a recordable instrument notwithstanding  any contrary  provision of applicable  nonbankruptcy  law. This
Court  retains  jurisdiction  to enforce the  foregoing  direction,  by contempt proceedings or otherwise.

G.          MISCELLANEOUS.

            24. The business  and assets of the Debtor  shall remain  subject to the  jurisdiction  of this Court until the  Effective  Date.  From and after the
Effective  Date,  this Court shall retain and have  jurisdiction  of all matters arising out of this Chapter 11 Case pursuant to, and for purposes of, subsection
105(a) and section 1142 of the Bankruptcy Code,  including  without  limitation, jurisdiction  over the  matters  set forth in Article  VI of the Plan,  which is incorporated herein by reference, as if set forth IN EXTENSO.

            25. On the Effective  Date,  the  Committees  shall be dissolved and their members and employees or agents (including, without limitation, attorneys, investment  bankers,  financial advisors,  accountants and other  professionals)
shall be released and discharged from all of their duties, responsibilities, and obligations in connection with this Chapter 11 Case.

            26. The Debtor or its  authorized  agent(s)  shall serve a notice of entry of this Order, as provided in Bankruptcy Rule  2002(f)(7),  to all parties previously served with the Confirmation Hearing Notice, within ten (10) Business
Days from the date of entry of this Order.

            27. Except as otherwise provided in the Plan and this Order,  notice of all  subsequent  pleadings in the Chapter 11 Case shall be limited to counsel for the Debtor,  the U.S. Trustee and any party known to be directly affected by the relief sought.

            28. In accordance  with Section 2.3 of the Plan, any and all holders of Priority Tax Claims are enjoined from  commencing or continuing any action or proceeding  against any otherwise  responsible  person or officer or director of

                                      -19-

the  Debtor  or  New  WHX  for so  long  as New  WHX  is not in  default  of its obligations under Section 2.3 of the Plan.

            29. The  provisions  of Federal  Rule of Civil  Procedure  62(a) and
Bankruptcy  Rules 3020(e) and 7062 shall not apply to this  Confirmation  Order, and the Debtor is authorized to consummate  the Plan  immediately  upon entry of this Order.

            30. Failure specifically to include or reference particular sections or  provisions  of the Plan or any related  agreement  or document in this Order shall not diminish or impair the  effectiveness  of such sections or provisions, it being the intent of the Court that the Plan be  confirmed,  and such  related agreements or documents be approved, in their entirety.

            31. All Entities  holding Claims against or Equity  Interests in the
Debtor that are treated under the Plan are hereby directed to execute,  deliver, file,  or record any  document,  and to take any action  necessary to implement, consummate,  and otherwise effect the Plan in accordance with its terms, and all such  entities  shall be bound by the  terms  and  provisions  of all  documents executed and delivered by them in connection with the Plan.

            32. In  accordance  with section 1142 of the  Bankruptcy  Code,  the
Debtor, New WHX, and any other Entity designated pursuant to the Plan are hereby authorized,  empowered and directed to issue, execute,  deliver, file and record any  document,  and to take any action  necessary or  appropriate  to implement, consummate and otherwise  effectuate the Plan in accordance with its terms,  and all such  Entities  shall be bound by the terms and  provisions of all documents issued,  executed and delivered by them as necessary or appropriate to implement or  effectuate  the  transactions  contemplated  by the Plan and as set forth in section 7.3 of the Plan.

            33. In the event of an  inconsistency  between the Plan,  on the one hand, and any other Plan Document,  agreement,  instrument, or document intended to implement the  provisions of the Plan,  on the other,  the  provisions of the

                                      -20-

Plan shall govern (unless  otherwise  expressly  provided for in such agreement, instrument,  or document).  In the event of any inconsistency  between the Plan,
Plan Document or any agreement,  instrument,  or document  intended to implement the Plan, on the one hand, and this Order, on the other,  the provisions of this
Order shall govern.

            34.  In  accordance  with  section  7.4 of the Plan,  if the  Debtor revokes or withdraws the Plan, or if the Effective Date does not occur, then the
Plan shall be null and void and nothing contained in the Plan shall be deemed to constitute  a waiver or release  of any  Claims by or against  the Debtor or any other  Person or  prejudice in any manner the rights of the Debtor or any Person in any proceedings involving the Debtor.

            35. The Debtor is hereby  authorized  to amend or modify the Plan at any time prior to the Effective  Date, but only in accordance  with section 1127 of the  Bankruptcy  Code.  In addition,  without the need for a further order or authorization  of this  Court,  but subject to the  express  provisions  of this
Order,  the Debtor shall be authorized  and empowered to amend,  supplement,  or modify the documents filed with the Court,  including,  without limitation,  the
Plan  Documents,  exhibits  to  the  Plan  or  documents  forming  part  of  the evidentiary record at the Hearing, in its reasonable business judgment as may be necessary.

            36. The provisions of this Order are integrated  with each other and are non-severable and mutually dependent.

            37. This Confirmation Order is a final order.

            38. If any or all of the  provisions  of this  Order  are  hereafter reversed,  modified or vacated by subsequent order of this Court, such reversal, modification or vacatur shall not affect the validity of the acts or obligations incurred  or  undertaken  under or in  connection  with  the  Plan  prior to the
Debtor's or New WHX's (as  applicable)  receipt of written notice of such Order.

                                      -21-

Notwithstanding  any such reversal,  modification or vacatur of this Order,  any such act or obligation  incurred or undertaken  pursuant to, and in reliance on, this Order prior to the effective date of such reversal, modification or vacatur shall be governed in all respects by the  provisions  of this Order and the Plan and all related documents or any amendments or modifications thereto.

                                      -22-

            39. The Plan shall be  substantially  consummated  on the  Effective
Date to the extent that the  transactions  described in section 4.11 of the Plan shall have occurred or shall have been provided for.

Dated: July 21, 2005
New York, New York

                                           /s/ Allan L. Gropper
                                           -------------------------------------
                                           UNITED STATES BANKRUPTCY JUDGE

                                      -23-